Exhibit 10.2
SECOND AMENDMENT TO ADVISORY AGREEMENT OF
PHILLIPS EDISON GROCERY CENTER REIT II, INC.

This Second Amendment (this “Second Amendment”) is made effective as of August 2, 2016, to the Advisory Agreement, dated December 3, 2015 (as amended, the “Advisory Agreement”), by and among Phillips Edison Grocery Center REIT II, Inc., a Maryland corporation (the “Company”), Phillips Edison Grocery Center Operating Partnership II, L.P., a Delaware limited partnership (the “Operating Partnership”), and Phillips Edison NTR II LLC, a Delaware limited liability company (the “Advisor”). Capitalized terms used but not defined herein will have the meanings ascribed to such terms in the Advisory Agreement.
WHEREAS, the Company, the Operating Partnership and the Advisor previously entered into the Advisory Agreement on December 3, 2015;
WHEREAS, the Advisory Agreement was amended on March 22, 2016; and
WHEREAS, pursuant to Section 26 of the Advisory Agreement, the Company, the Operating Partnership and the Advisor desire to further amend the Advisory Agreement in order to modify the terms thereof;
NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Advisory Agreement is hereby amended as follows:

1.	Amendments to Section 11. Sections 11(g)(iv) and 11(i) of the Advisory Agreement are deleted in their entirety and are of no further force and effect.

2.
Limited Effect; No Modifications. This Second Amendment is effective as of the date first set forth above. The amendments set forth above shall be limited precisely as written and relate solely to the provisions of the Advisory Agreement in the manner and to the extent described above. Except as expressly set forth herein, nothing contained in this Second Amendment will be deemed or construed to amend, supplement or modify the Advisory Agreement or otherwise affect the rights and obligations of any party thereto, all of which remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date and year first above written.

Phillips Edison Grocery Center REIT II, Inc. By: /s/ R. Mark Addy Name:R. Mark Addy Title:President

Phillips Edison Grocery Center Operating Partnership II, L.P.

By: PE Grocery Center OP GP II LLC, its general partner

By:Phillips Edison Grocery Center REIT II, Inc.,
its sole member

By: /s/ R. Mark Addy
Name:R. Mark Addy
Title:President

Phillips Edison NTR II LLC By: /s/ R. Mark Addy Name:R. Mark Addy Title:President